Exhibit 99.1
PURCHASE AND SALES AGREEMENT
This Purchase and Sales Agreement (the Agreement) is entered into on this 28th day of February 2007 by and between RMS Titanic, Inc., a Florida corporation, having it principal place of business at 3340 Peachtree Road, Suite 2250, Atlanta, Georgia 30326 (“RMST”) and SEAVENTURES LTD., an Ohio Limited Liability Company (SV).
1.      Overview
RMST owns full title and right to the wreck of the RMS CARPATHIA, including all appurtenances and cargo thereto, now resting in the North Atlantic (the “Carpathia”). RMST and SV wish to enter into an agreement under which RMST intends to sell, transfer, and assign to SV all of its ownership interests in the Carpathia.
NOW THEREFORE, for and in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, the parties hereto do hereby agree to the following:
2.      Terms and Conditions
RMST hereby transfers, assigns, quitclaims, and conveys to SV all of its rights, title, and ownership interest in and to the Carpathia for payment in the amount of $3,000,000.00 U.S. (THREE MILLION DOLLARS U.S.). Payment shall be made as follows:
          A. $500,000.00 (FIVE HUNDRED THOUSAND DOLLARS) will be paid to RMST upon the execution of this Agreement.
          B. $2,500,000.00 (TWO MILLION AND FIVE HUNDRED THOUSAND DOLLARS) will be paid to RMST on or before February 28, 2008.
3.      INTENTIONALLY OMITTED
4.      Representations
SV hereby represents and warrants:
4.1 That it has the right and complete authority to enter into this agreement and to undertake the obligations set forth herein.

4.2 That is a valid and existing Limited Liability Company in good standing in its state of formation, as specified in the preamble to this term sheet.
4.3 That this Agreement has been duly executed by it and is enforceable against it in accordance with its terms.
RMST hereby represents and warrants
4.4 That it has the right and complete authority to enter into this agreement and to undertake the obligations set forth herein.
4.5 That is a valid and existing corporation in good standing in its state of incorporation, as specified in the preamble to this term sheet.
4.6 That this Agreement has been duly executed by it and is enforceable against it in accordance with its terms.
5.      Other Documents. Each of the parties hereto shall execute and deliver such other and further documents and instruments, and take such other and further actions, as may be reasonably requested of them for the implementation and consummation of this Agreement and the transactions herein contemplated.
6.      Successor and Assigns. This Agreement shall bind and inure to the benefit of the parties named herein and their respective successors and assigns. Neither party shall be entitled to assign its rights and duties under this Agreement without the consent of the other party.
7.      Governing Law. This Agreement is made and shall be governed in all respects, including validity, interpretation and effect, by the federal general maritime law of the United States, without recourse to its conflict of laws principles.
8.      Entire Agreement. This Agreement contains the entire agreement between the parties and supersedes all prior agreements, understandings and writings between the parties with respect to the subject matter hereof and thereof. Each party hereto acknowledges that no representations, inducements, promises, or agreements, oral or otherwise, have been made by any party, which are not embodied herein or in an exhibit hereto, and that no other agreement, statement or promise may be relied upon or shall be valid or binding. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally. This Agreement may be amended or supplemented or any term hereof may be changed, waived, discharged or terminated by an agreement in writing signed by all parties hereto.
9.      Severability. If any provision of the Agreement shall be held invalid or unenforceable, the remainder of this Agreement which can be given effect without such invalid or unenforceable provision shall remain in full force and effect. If any provision is held invalid or unenforceable with respect to particular circumstances, it shall remain in full force and effect in all other circumstances.

10.      No Waiver. The waiver by any party hereto of any breach or violation of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.
11.      Publicity. Each of the parties agree that no press announcement or press release in connection with this Agreement shall be made unless the other party hereto shall have given its written consent to such announcement (including the form thereof), which consent shall not be unreasonably withheld.
12.      Confidentiality. Except as may be agreed in writing or as may otherwise be required by law, RMST and SV agree not to divulge or permit or cause their officers, directors, stockholders, employees or agents to divulge the substance of this Agreement except to their representatives and attorneys.
13.      Independent Parties. Nothing in this Agreement is intended to create, nor shall anything herein be construed or interpreted as creating, an agency, a partnership, a joint venture or any other relationship between RMST and SV except as expressly set forth herein, and both parties understand that, except as expressly agreed to herein, each shall be responsible for its own separate debts, obligations and other liabilities.
14.      Enforcement of Agreement. Notwithstanding anything to the contrary herein, the parties retain the right to file an action based on a breach of this Agreement. The prevailing party in an action to enforce a breach of this Agreement shall be entitled to recover its costs and expenses, including reasonable attorneys’ fees, incurred in the prosecution/defense of such action.
15.      Each signatory hereto, as an agent of the parties for whom he or she is signing, acknowledges that he or she has read this document in its entirety before executing it, has authority to execute this document on behalf of his or her principle, and understands the provisions and effects therein.
16.      Jurisdiction. Any and all disputes arising under this agreement shall be litigated in the United States District Court for the Eastern District of Virginia.
17.      Headings. The captions and headings used herein are for convenience only and shall not be construed as a part of this agreement.
18.      Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute but one and the same document. A signature transmitted by facsimile or electronic mail shall be deemed to be an original signature for all purposes
RMS Titanic, Inc.

By:
Name:
Title:

SEAVENTURES, LTD.

By:
Name:
Title: